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                                                                   EXHIBIT 10.49



                                 PROMISSORY NOTE


$90,000,000.00                                             Fort Edward, New York

        FOR VALUE RECEIVED, the undersigned, Decora, Incorporated, (dba Decora Manufacturing), a Delaware corporation, promises to pay to the order of Decora Industries, Inc., a Delaware corporation, at 1 Mill Street, Fort Edward, NY 12828, or at such other place as the holder of this Note may from time to time designate, on demand, the principal sum of Ninety Thousand Dollars ($90,000,000.00), with interest as provided below.

        Interest on this Note shall accrue at the rate of seven percent (7%) per annum, payable on demand. Any payments made hereunder may be applied to interest or principal due hereunder all in such order and in such proportions as the holder hereof may, in its sole and absolute discretion, determine.

        If this Note is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection including, but not limited to, reasonable attorneys' fees and court costs incurred by the order hereof on account of such collection, whether or not suit is filed hereon.

        The undersigned may, at any time and from time to time, without penalty, make prepayments which will be applied to the final payment of principal under this Note.

        Presentment, demand and protest, and notices of protest, dishonor, and non-payment of this Note and all notices of every kind, are hereby waived.

        No single or partial exercise of any power hereunder shall preclude the other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.


Dated: April 29, 1998                        DECORA, INCORPORATED



                                             By:
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                                             Its:
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